                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                        DELAWARE GROUP FOUNDATION FUNDS

                           a Delaware Business Trust










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                               TABLE OF CONTENTS

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ARTICLE I.

              Name and Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
              Section 1.  Name.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
              Section 2.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .   1
                        (a)  The "1940 Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                        (b)  "By-Laws"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                        (c)  "Code"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                        (d)  The term "Commission"    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                        (e)  "DBTA"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        (f)  "Declaration of Trust"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        (g)  The term "Interested Person"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        (h)  "Investment Adviser" or "Adviser"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        (i)  "National Financial Emergency"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        (j)  "Person"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        (k)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                         "Principal Underwriter"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        (l)  "Series"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        (m)  "Shares"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                        (n)  "Shareholder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                        (o)  The "Trust"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                        (p)  The "Trust Property"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                        (q)  "Trustees"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II.

              Purpose of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III.

              Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
              Section 1.  Division of Beneficial Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
              Section 2.  Ownership of Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
              Section 3.  Investments in the Trust.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
              Section 4.  Status of Shares and Limitation of Personal Liability.  . . . . . . . . . . . . . . . . . . .   9
              Section 5.  Power of Board of Trustees to Change Provisions Relating to Shares. . . . . . . . . . . . . .   9
              Section 6.  Establishment and Designation of Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              Section 7.  Indemnification of Shareholder.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IV.

              The Board of Trustees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              Section 1.  Number, Election and Tenure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              Section 2.  Effect of Death, Resignation, etc. of a Trustee.  . . . . . . . . . . . . . . . . . . . . . .  14
              Section 3.  Powers.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
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              Section 4.  Payment of Expenses by the Trust.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              Section 5.  Payment of Expenses by Shareholder.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              Section 6.  Ownership of Trust Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              Section 7.  Service Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V.

              Shareholders' Voting Powers and Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              Section 1.  Voting Powers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              Section 2.  Voting Power and Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              Section 3.  Quorum and Required Vote.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              Section 4.  Action by Written Consent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
              Section 5.  Record Dates.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
              Section 6.  Additional Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VI.

              Net Asset Value, Distributions and Redemptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              Section 1.  Determination of Net Asset Value, Net Income and Distributions. . . . . . . . . . . . . . . .  21
              Section 2.  Redemptions and Repurchases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              Section 3.  Redemptions at the Option of the Trust.   . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VII.

              Compensation and Limitation of Liability of Officers and Trustees . . . . . . . . . . . . . . . . . . . .  23
              Section 1.  Compensation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              Section 2.  Indemnification and Limitation of Liability.  . . . . . . . . . . . . . . . . . . . . . . . .  24
              Section 3.  Officers and Trustees' Good Faith Action, Expert Advice, No Bond or Surety. . . . . . . . . .  24
              Section 4.  Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE VIII.

              Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              Section 1.  Liability of Third Persons Dealing with Trustees.   . . . . . . . . . . . . . . . . . . . . .  25
              Section 2.  Termination of Trust or Series.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              Section 3.  Merger and Consolidation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              Section 4.  Amendments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              Section 5.  Filing of Copies, References, Headings.   . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              Section 6.  Applicable Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              Section 7.  Provisions in Conflict with Law or Regulations.   . . . . . . . . . . . . . . . . . . . . . .  27
              Section 8.  Business Trust Only.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              Section 9.  Use of the Name "Delaware".   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
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                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                        DELAWARE GROUP FOUNDATION FUNDS


                 WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware business trust in accordance with the provisions hereinafter set forth.

                 NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the Shareholder of Shares in this Trust.


                                   ARTICLE I.

                              Name and Definitions

                 Section 1. Name. This trust shall be known as "Delaware Group Foundation Funds" and the Trustees shall conduct the business of the Trust under that name, or any other name as they may from time to time determine.

                 Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:


                 (a) The "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as adopted or amended from time to time;

                 (b) "By-Laws" means the By-Laws of the Trust, as amended from time to time and incorporated herein by reference;

                 (c) "Code" means the Internal Revenue Code of 1986, as amended;

                 (d)      The term "Commission" has the meaning given it in
Section 2(a)(7) of the 1940 Act;





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                 (e)      "DBTA" means the Delaware Business Trust Act,
Delaware Code Annotated Title 12, Sections 3801 et seq., as amended from time to time;

                 (f) "Declaration of Trust" means this Agreement and Declaration of Trust, as amended or restated from time to time;

                 (g) The term "Interested Person" has the meaning given it in Section 2(a)(19) of the 1940 Act;

                 (h) "Investment Adviser" or "Adviser" means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

                 (i) "National Financial Emergency" means the whole or any part of any period: (i) during which the New York Stock Exchange is closed other than weekends and customary holiday closings; (ii) during which trading on the New York Stock Exchange is restricted; (iii) during which an emergency exists as a result of which disposal by the Trust of Trust Property is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets; or (iv) during any other period when the Commission may, for the protection of Shareholders, by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii) or (iv) exist. The Board of Trustees may, in its discretion, declare that the suspension relating to a national financial emergency shall terminate, as the case may be, on the first business day on which the New York Stock Exchange shall have reopened or the period specified in (ii), (iii) or (iv) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive);

                 (j) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

                 (k) The term "Principal Underwriter" has the meaning given to it in Section 2(a)(29) of the 1940 Act;

                 (l) "Series" refers to each Series of Shares established and designated under or in accordance with the provisions of Article III and shall mean an entity such as that described in Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder.

                 (m) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and includes fractions of shares as well as whole shares;

                 (n) "Shareholder" means a record owner of outstanding Shares and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

                 (o) The "Trust" refers to the Delaware business trust established by this Agreement and Declaration of Trust, as amended from time to time;

                 (p) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, including, without limitation, the rights referenced in
Article VIII, Section 8 hereof;

                 (q) "Trustees" refers to the persons who have signed this Agreement and Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may, from time to time, be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.


                                  ARTICLE II.

                                Purpose of Trust

                 The purpose of the Trust is to conduct, operate and carry on the business of a registered management investment company registered under the 1940 Act through one or more Series investing primarily in securities and, in addition to any authority given by law, to exercise all of the powers and to do any and all of the things as fully and to the same extent as any private corporation organized for profit under the general corporation law of the State of Delaware, now or hereafter in force, including, without limitation, the following powers:





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                 (a)      To invest and reinvest cash, to hold cash uninvested,
and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust;

                 (b) To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property.

                 (c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;





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




                 (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                 (e) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

                 (f) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

                 (g) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

                 (h) To join with other security Shareholders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                 (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

                 (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

                 (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;





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




                 (l) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability; and

                 (m) To adopt, establish and carry out pension, profitsharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

                 (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds.

                 (o) To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property.

                 (p) To borrow or raise moneys for any of the purposes of the Trust, and to mortgage or pledge the whole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated.

                 (q) To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount.





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



                 (r) To issue, purchase, sell and transfer, reacquire, hold, trade and deal in capital stock, bonds, debentures and other securities, instruments or other property of the Trust, from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust, determine; and to repurchase, re-acquire and redeem, from time to time, its Shares or, if any, the shares of its own capital stock, bonds, debentures and other securities.

                 The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

                 The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the DBTA and the laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.


                                  ARTICLE III.

                                     Shares

                 Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares without par value. The Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees. If only one or no Series or classes shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series (and classes) shall be construed (as the context may require) to refer to the Trust.





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



The Trustees shall have the power to issue Shares of the Trust from time to time at prices that are not less than the net asset value thereof, for such consideration and in such form as may be fixed from time to time pursuant to the direction of the Board of Trustees.

                 Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Article IV, Section 3 hereof. No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to
Article VIII, Section 2 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular class of Series from the Trust Property held with respect to such Series according to the number of Shares or such class of such Series held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to new or additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series. Such division or combination may not materially change the proportionate beneficial interests of the Shares of that Series in the Trust Property held with respect to that Series or materially affect the rights of Shares of any other Series.

                 Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or class. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules not inconsistent with the provisions of the 1940 Act as they consider appropriate for the transfer of Shares of each Series or class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or class and as to the number of Shares of each Series or class held from time to time by each Shareholder.

                 Section 3. Investments in the Trust. Investments may be accepted by the Trust from such persons, at such times, on





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



such terms, and for such consideration as the Trustees may, from time to time, authorize. Each investment shall be credited to the individual Shareholder's account in the form of full and fractional Shares of the Trust, in such Series or class as the purchaser may select, at the net asset value per Share next determined for such Series or class after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Trust.

                 Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholder as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. As provided in the DBTA, shareholders of the Trust shall be entitled to the same limitation of personal liability extended to stockholders of a private corporation organized for profit under the general corporation law of the State of Delaware.

                 Section 5. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust; or the Certificate of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, or the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholders action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholders approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholders approval is not otherwise required by the 1940 Act or other applicable law. If Shares have been issued, Shareholders approval shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares of any Series or class already issued; provided, however, that in the event that the Board of Trustees determines that the Trust shall no longer be operated as an investment company in accordance with the provisions of the 1940 Act, the Board of Trustees may adopt such amendments to this Declaration of Trust to delete those terms the Board of Trustees identifies as being required by the 1940 Act.

                 Subject to the foregoing Paragraph, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (i) of Section 6 of this Article III.

                 The Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust as may be permitted or required under the Code as presently in effect or as amended, without the vote of Shareholder.

                 Section 6. Establishment and Designation of Shares. The establishment and designation of any Series or class of Shares shall be effective upon the resolution by a majority of the then Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Series or class. Each such resolution shall be incorporated herein by reference upon adoption.

                 Shares of each Series or class established pursuant to this
Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

                 (a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

                 (b)      Liabilities Held with Respect to a Particular
Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

                 (c) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any series or class with respect to, nor any redemption or repurchase of, the Shares of any Series or class shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided in Section 7 of this Article III, shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholder.

                 (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote separately by Series and, if applicable, by class: that is, the Shareholder of each Series or class shall have the right to approve or disapprove matters affecting the Trust and each respective Series or class as if the Series or classes were separate companies. There are, however, two exceptions to voting by separate Series or classes. First, if the 1940 Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series or classes, then all the Trust's Shares shall be entitled to vote on a one-vote-per-Share basis. Second, if any matter affects only the interests of some but not all Series or classes, then only the Shareholders of such affected Series or classes shall be entitled to vote on the matter.

                 (e) Equality. All the Shares of each particular Series shall represent an equal proportionate undivided interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of that Series.

                 (f) Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

                 (g) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

                 (h) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholder of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more series into assets and liabilities held with respect to a single series.

                 (i) Elimination of Series. At any time that there are no Shares outstanding of any particular Series or class previously established and designated, the Trustees may by resolution of a majority of the then Trustees abolish that Series or class and rescind the establishment and designation thereof.

                 Section 7. Indemnification of Shareholder. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to his or her being or having been a Shareholder, and not because of his or her acts or omissions, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all loss and expense arising from such claim or demand.



                                  ARTICLE IV.

                             The Board of Trustees

                 Section 1. Number, Election and Tenure. The number of Trustees constituting the Board of Trustees may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen
(15). The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner than any of such events, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some later time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following any such event or any right to damages on account of such events or any actions taken in connection therewith following his or her resignation or removal. The Shareholders may elect Trustees, including filling any vacancies in the Board of Trustees, at any meeting of Shareholders called by the Trustees for that purpose. A meeting of Shareholders for the purpose of electing one or more Trustees may be called by the Trustees upon their own vote.

                 Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of one or more Trustees, or of all of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in
Article IV, Section 1, the Trustee(s) in office, regardless of the number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board of Trustees. In the event of the death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of all of the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust's Investment Adviser(s) is (are) empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

                 Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities or other transactions of all kinds on behalf of the Trust. Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholder. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them; fill vacancies in or remove from their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the Trust Property and may authorize such custodians to employ subcustodians and to deposit all or any part of such Trust Property in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent, dividend disbursing agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; retain one or more Investment Adviser(s); redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters, in the manner provided in Article V, Section 5 of this Declaration of Trust; declare and pay dividends and distributions to Shareholders from the Trust Property; establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series or class of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer, dividend disbursing or shareholder servicing agent, Principal Underwriter or Investment Adviser. Any determination as to what is in the best interests of the Trust made by the Trustees in good faith shall be conclusive.

                 In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office. Any action required or permitted to be taken at any meeting of the Board of

Trustees, or any committee thereof, may be taken without a meeting if a majority of the members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee.

                 Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or Series or class, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series or classes that may be established or designated pursuant to
Article III, Section 6, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or Series or class, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses, fees, charges, taxes and liabilities for the services of the Trust's officers, employees, Investment Adviser, Principal Underwriter, auditors, counsel, custodian, sub-custodian (if any), transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Trustees may deem necessary or proper to incur.

                 Section 5. Payment of Expenses by Shareholder. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, dividend disbursing, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

                 Section 6. Ownership of Trust Property. Title to all of the Trust Property shall at all times be considered to be vested in the Trust, except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal, declaration of bankruptcy or incompetence by a court of appropriate jurisdiction or death of a

Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                 Section 7.  Service Contracts.

                 (a) Subject to such requirements and restrictions as may be set forth in the By-Laws and/or the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Adviser or administrator to determine from time to time without prior consultation with the Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such party.

                 (b) The Trustees may also, at any time and from time to time, contract with any corporations, trusts, associations or other organizations, appointing it or them the exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series or classes or other securities to be issued by the Trust, or appointing it or them to act as the custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the Trust or one or more of the Series. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws, the 1940 Act or stipulated by resolution of the Trustees; and any such contract may contain such other terms as the Trustees may determine.

                 (c) The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of its Series, as the Trustees determine to be in the best interests of the Trust or one or more of its Series.

                 (d)      The fact that:

                          (i) any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Holder or has an interest in the Trust, or that

                          (ii) any corporation, trust, association or other organization with which an advisory, management or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.


                                   ARTICLE V.

                    Shareholders' Voting Powers and Meetings

                 Section 1.  Voting Powers.  Subject to the provisions of
Article III, Section 6(d), the Shareholders shall have power to vote only (i) for the election of Trustees, including the filling of any vacancies in the Board of Trustees, as provided in Article IV, Section 1; (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws, any registration statement of the Trust with the Commission or any state, or the 1940 Act; and

(iii) on such other matters as the Trustees may consider necessary or desirable. The Shareholder of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share, standing in the Shareholder's name in the record books of the Trust as of the record date selected by the Board. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter. Shares may be voted in person or by proxy. With respect to any shareholder meeting, the Trustees may act to permit the Trust to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the shareholder's authorization is received within eleven (11) months before the meeting. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

                 Section 2. Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven (7) calendar days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust on the record date. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

                 Section 3. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote at such meeting shall constitute a quorum at a Shareholders' meeting.
When any one or
more Series or classes is to vote as a single class separate from any other Shares, thirty-three and one-third percent (33 1/3%)of the Shares of each such Series or classes entitled to vote shall constitute a quorum at a Shareholder's meeting of that Series. Any meeting of Shareholders may be adjourned from time to time by a majority of votes cast by those Shareholders present in person or by proxy and entitled to vote and properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of
Article III, Section 6(d), when a quorum is present at any meeting, a majority of the votes cast shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust, by the By-Laws or by applicable law.

                 Section 4. Action by Written Consent. Any action which may be taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust, by the By-Laws or by applicable law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or class entitled to vote separately on the matter, consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                 Section 5. Record Dates. For the purpose of determining the Shareholders of any Series or class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than one hundred eighty (180) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series or class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series or class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such Series or class having the right to receive such dividend or distribution.

Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or classes.

                 Section 6. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes, meetings and related matters.


                                  ARTICLE VI.

                 Net Asset Value, Distributions and Redemptions

                 Section 1. Determination of Net Asset Value, Net Income and Distributions. Subject to Article III, Section 6 hereof, the Board of Trustees shall have the power to fix an initial offering price for the Shares of any Series or class which shall yield to such Series or class not less than the net asset value thereof, at which price the Shares of such Series or class shall be offered initially for sale, and to determine from time to time thereafter the offering price which shall yield to such Series or class not less than the net asset value thereof from sales of the Shares of such Series or class; provided, however, that no Shares of a Series or class shall be issued or sold for consideration which shall yield to such Series or class than the net asset value of the Shares of such Series or class next determined after the receipt of the order (or at such other times set by the Board of Trustees), except in the case of Shares of such Series or class issued in payment of a dividend properly declared and payable.

                 Subject to Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted vote of the Trustees such bases and time for determining the per Share or net asset value of the Shares of any Series or net income attributable to the Shares of any Series, or the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

                 Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the

By-Laws and applicable law. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the Rules of the Commission during periods when trading on the Exchange is restricted or during any National Financial Emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. If certificates have been issued to a Shareholder, any such request by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

                 Payments for Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind. In case of any payment in kind, the Board of Trustees, or its delegate, shall have absolute discretion as to what security or securities of the Trust shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act ("ERISA") shall receive cash. Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

                 Payment for Shares so redeemed by the Trust shall be made by the Trust as provided above within seven days after the date on which the redemption request is received in good order; provided, however, that if payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such seven day period. Moreover, redemptions may be suspended in the event of a National Financial Emergency. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

                 The right of Shareholders to receive dividends or other distributions on Shares may be set forth in a Plan adopted by the Trustees and amended from time to time pursuant to Rule 18f-3 of the 1940 Act. The right of any Shareholder of the Trust to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed by the Trust, except the right of such Shareholder to receive payment for such Shares, shall cease at the time as of which the purchase price of such Shares shall have been fixed, as provided above.

                 Section 3. Redemptions at the Option of the Trust. The Board of Trustees may, from time to time, without the vote or consent of Shareholders, and subject to the 1940 Act or other applicable law, authorize the closing of Shareholder accounts not meeting requirements as to minimum net value or other criteria determined by the Trustees, according to policies adopted by the Trustees. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI: (i) to the extent that such Shareholder owns Shares of a particular Series equal to or in excess of a percentage of the outstanding Shares of that Series determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust or of any Series.



                                  ARTICLE VII.

                  Compensation and Limitation of Liability of
                             Officers and Trustees

                 Section 1. Compensation. Except as set forth in the last sentence of this Section 1, the Trustees may, from time to time, fix a reasonable amount of compensation to be paid by the Trust to the Trustees and officers of the Trust. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

                 Section 2. Indemnification and Limitation of Liability. To the fullest extent that limitations on the liability of Trustees and officers are permitted by the DBTA, the officers and Trustees shall not be responsible or liable in any event for any act or omission of: any agent or employee of the Trust; any Investment Adviser or Principal Underwriter of the Trust; or with respect to each Trustee and officer, the act or omission of any other Trustee or officer, respectively. The Trust, out of the Trust Property, shall indemnify and hold harmless each and every officer and Trustee from and against any and all claims and demands whatsoever arising out of or related to each officer's and Trustee's performance of his or her duties as an officer or Trustee of the Trust. This limitation on liability applies to events occurring at the time a person serves as a Trustee or officer of the Trust whether or not such person is a Trustee or officer at the time of any proceeding in which liability is asserted. Nothing herein contained shall indemnify, hold harmless or protect any officer or Trustee from or against any liability to the Trust or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                 Every note, bond, contract, instrument, certificate or undertaking and every other act or document whatsoever issued, executed or done by or on behalf of the Trust, the officers or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and/or officers or officer, and such Trustees or Trustee, or officers or officer, as applicable, shall not be personally liable therefore, except as described in the last sentence of the first paragraph of this Section 2 of this Article VII.

                 Section 3. Officers and Trustees' Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. An officer or Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of officer or Trustee, but shall not be liable for errors of judgment or mistakes of fact or law. The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust. No such officer or Trustee shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice. The officers and Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                 Section 4. Insurance. The officers and Trustees shall be entitled and have the authority to the fullest extent permitted by law to purchase with Trust Property insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this Article.


                                 ARTICLE VIII.

                                 Miscellaneous

                 Section 1. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any actions made or to be made by the Trustees.

                 Section 2. Termination of Trust or Series. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series may be terminated at any time by vote of a majority of the Shares of that Series or by the Trustees by written notice to the Shareholders of that Series.

                 Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Series (or the applicable Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Series (or the applicable Series, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds held with respect to each Series (or the applicable Series, as the case may be), to the

         Shareholders of that Series, as a Series, ratably according to the number of Shares of that Series held by the several Shareholders on the date of termination.

                 Section 3. Merger and Consolidation. A majority of the Trustees may cause (i) the Trust or one or more of its Series to the extent consistent with applicable law to be merged into or consolidated with another trust or company or Series thereof, (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 3 of Article VIII, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. If required under the 1940 Act or other applicable law, such merger or consolidation, Share conversion or Share exchange shall be authorized by a vote of Shareholders of the Trust as a whole, or any affected Series, as may be applicable, in accordance with the procedures set forth in
Article V hereof; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate business trust or trusts (or series thereof).

                 Section 4.  Amendments.

                 Subject to the provisions of the second paragraph of this
Section 4, this Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the then Trustees and, if required, by approval of such amendment by Shareholders in accordance with
Article V, Section 3 hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

                 Notwithstanding the above, the Trust expressly reserves the right to amend or repeal any provisions contained in this Declaration of Trust or the Certificate of Trust, in accordance with the provisions of Section 5 of
Article III hereof, and all
rights, contractual and otherwise, conferred upon Shareholders are granted subject to such reservation.

                 Section 5. Filing of Copies, References, Headings. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

                 Section 6. Applicable Law. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware, the DBTA and the applicable provisions of the 1940 Act and the Code. The Trust shall be a Delaware business trust pursuant to the DBTA, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a business trust.

                 Section 7.  Provisions in Conflict with Law or Regulations.

                 (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DBTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of

Trust or render invalid or improper any action taken or omitted prior to such determination.

                 (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

                 Section 8. Business Trust Only. It is the intention of the Trustees to create a business trust pursuant to the DBTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DBTA between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general or limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the DBTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                 Section 9. Use of the Names "Delaware" and "Foundation" Funds. The Trust expressly agrees and acknowledges that the names "Delaware Group" and "Foundation Funds" are the sole property of Delaware Management Holdings, Inc. ("DMH"), and, with respect to the name "Delaware Group," that similar names are used by funds in the investment business which are affiliated with DMH. DMH has consented to the use by the Trust of the identifying words "Delaware Group" and "Foundation Funds" and has granted to the Trust a nonexclusive license to use the names "Delaware Group" and "Foundation Funds" as part of the name of the Trust and the name of any Series of Shares. The Trust further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by DMH if the Trust ceases to use an affiliate of DMH as Investment Adviser or Delaware Distributors, L.P. ("DDLP") as Principal Underwriter (or to use other affiliates or successors of DMH and DDLP for such purposes). In such event, the non-exclusive license granted herein may be revoked by DMH and the Trust shall cease using the names "Delaware Group" and "Foundation Funds" as part of its name or the name of any Series of Shares, unless otherwise consented to by DMH or any successor to its interests in such names.

           IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust as of the ___ day of October, 1997.





______________________________                 _______________________________
Wayne A. Stork                                 Jeffrey J. Nick
One Commerce Square                            One Commerce Square
2005 Market Street                             2005 Market Street
Philadelphia, PA  19103                        Philadelphia, PA  19103



______________________________                 _______________________________
David K. Downes                                George M. Chamberlain, Jr.
One Commerce Square                            One Commerce Square
2005 Market Street                             2005 Market Street
Philadelphia, PA  19103                        Philadelphia, PA  19103











THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS One Commerce Square, Philadelphia, PA 19103.